Exhibit 99.2

Take-Two Interactive Software, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 31, 2017, Take-Two Interactive Software Inc. (the “Company,” “Take-Two,” or “we”), completed its acquisition of privately held Social Point, S.L. (“Social Point”), a Spanish company, for consideration of $175 million in cash and the issuance of 1,480,168 shares of Take-Two common stock (calculated by dividing $75 million by the average closing price per share of Take-Two’s common stock on the Nasdaq Global Select Market during the thirty trading day period ending on January 26, 2017), plus potential earn-out consideration of up to an aggregate of $25.9 million in cash and shares of Take-Two common stock. The cash portion was funded from the Company’s cash on hand. Certain of the shares that were issued to continuing employees are subject to transferability restrictions and forfeiture provisions requiring their continued employment subject to certain exceptions over the three-year period following the closing.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company and Social Point after giving effect to the acquisition of Social Point and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the acquisition of Social Point had occurred on September 30, 2016.

The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2016 and for the six months ended September 30, 2016 are presented as if the acquisition of Social Point had occurred on April 1, 2015.

The acquisition of Social Point has been accounted for under the purchase method of accounting under which the total purchase consideration is allocated to the net tangible and intangible assets acquired based on their acquisition date fair values, and the excess amount of purchase price over those fair values is recorded as goodwill. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the net tangible and intangible assets acquired in connection with the acquisition of Social Point.

The unaudited pro forma condensed combined financial information is not intended to represent our results of operations or financial position that we would have reported had the Social Point acquisition been completed as of the dates presented, and is not intended to represent or project the Company’s future results of operations or financial position. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies. Any of the assumptions and estimates described in the notes below may change or prove to be different than the final result and could have a material impact on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical financial statements and accompanying notes included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2016, our historical financial statements and accompanying notes included in the Quarterly Report on Form 10-Q for the six months ended September 30, 2016, as well as the audited annual financial statements and accompanying notes of Social Point as of and for the year ended December 31, 2015 prepared following Spanish GAAP and the unaudited interim financial statements as of and for the six months ended June 30, 2016 prepared following Spanish GAAP included in this Form 8-K/A.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS (Unaudited)

(in thousands)

	As of
	September 30, 2016	June 30, 2016	Pro Forma		Pro Forma
	Take-Two Interactive	Social Point, S.L.	Adjustments		Condensed
	Software, Inc.	(Note 1)	(Note 3)	Notes	Combined

ASSETS
Current assets:
Cash and cash equivalents	770,003	21,285	(175,000)	(a)	616,288
Short-term investments	404,591	8,829	—		413,420
Restricted cash	368,109	—	—		368,109
Accounts receivable, net	381,587	9,387	—		390,974
Inventory	77,561	—	—		77,561
Software development costs and licenses	178,629	—	—		178,629
Deferred cost of goods sold	129,396	—	—		129,396
Prepaid expenses and other	60,894	1,769	—		62,663
Total current assets	2,370,770	41,270	(175,000)		2,237,040

Fixed assets, net	68,531	3,018	—		71,549
Software development costs and licenses, net of current portion	300,340	—	—		300,340
Deferred cost of goods sold, net of current portion	3,033	—	—		3,033
Goodwill	215,658	—	141,291	(b)	356,949
Other intangibles, net	4,609	11	111,550	(c)	116,170
Other assets	16,139	8,488	—		24,627
Total assets	2,979,080	52,787	77,841		3,109,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	144,756	7,423	—		152,179
Accrued expenses and other current liabilities	753,069	1,626	30,331	(d,e,f,g)	785,026
Deferred revenue	821,409	—	—		821,409
Total current liabilities	1,719,234	9,049	30,331		1,758,614
			—
Long-term debt	511,636	—	—		511,636
Non-current deferred revenue	54,741	—	—		54,741
Other long-term liabilities	110,716	3,827	38,504	(c,e,h)	153,047
Total liabilities	2,396,327	12,876	68,835		2,478,038

Commitments and Contingencies

Stockholders’ equity:
Common stock	1,046	12	(1)	(i)	1,057
Additional paid-in capital	1,097,098	11,709	45,607	(i)	1,154,414
Treasury stock	(303,388)	—	—		(303,388)
(Accumulated deficit) retained earnings	(169,132)	28,208	(36,618)	(g,i)	(177,542)
Accumulated other comprehensive loss	(42,871)	(18)	18	(i)	(42,871)
Total stockholders’ equity	582,753	39,911	9,006		631,670
Total liabilities and stockholders’ equity	2,979,080	52,787	77,841		3,109,708

TAKE-TWO INTERACTIVE SOFTWARE, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)

For the six months ended September 30, 2016

(in thousands, except per share amounts)

	Historical
	Six Months Ended
	September 30,	June 30,
	2016	2016	Pro Forma		Pro Forma
	Take-Two Interactive	Social Point, S.L.	Adjustments		Condensed
	Software, Inc.	(Note 1)	(Note 3)	Notes	Combined

Net revenue	731,719	45,907	(30,381)	(j)	747,245
Cost of goods sold	396,985	6,852	7,633	(k)	411,470

Gross profit	334,734	39,055	(38,014)		335,775
		—
Selling and marketing	151,321	27,384	—		178,705
General and administrative	96,428	7,339	3,769	(l)	107,536
Research and development	63,905	3,320	2,970	(k)	70,195
Depreciation and amortization	14,869	411	336	(k,m)	15,617
Total operating expenses	326,523	38,455	7,076		372,053
Income from operations	8,211	600	(45,090)		(36,279)
Interest and other, net	(11,584)	230	—		(11,354)
Gain on long-term investments, net	1,350	—	—		1,350
(Loss) income before income taxes	(2,023)	831	(45,090)		(46,282)
Provision for (benefit from) provision for income taxes	112	226	(11,272)	(n)	(10,934)
Net (loss) income	(2,135)	605	(33,817)		(35,348)

Loss per share:
Basic and diluted	$(0.03)				$(0.41)
Weighted average common shares used to compute loss per share:
Basic and diluted	84,990				86,470

TAKE-TWO INTERACTIVE SOFTWARE, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)

For the year ended March 31, 2016

(in thousands, except per share amounts)

	Historical
	Year Ended
	March 31,	December 31,
	2016	2015	Pro Forma		Pro Forma
	Take-Two Interactive	Social Point, S.L.	Adjustments		Condensed
	Software, Inc.	(Note 1)	(Note 3)	Notes	Combined

Net revenue	1,413,698	67,910	(51,974)	(j)	1,429,634
Cost of goods sold	813,873	8,721	15,817	(k)	838,411

Gross profit	599,825	59,188	(67,790)		591,223
		—
Selling and marketing	198,309	22,738	9,000	(k)	230,047
General and administrative	192,452	8,023	7,985	(l)	208,460
Research and development	119,807	8,146	5,940	(k)	133,893
Business reorganization	71,285	—	—		71,285
Depreciation and amortization	28,800	586	650	(k,m)	30,036
Total operating expenses	610,653	39,493	23,575		673,721
(Loss) income from operations	(10,828)	19,696	(91,365)		(82,498)
Interest and other, net	(30,205)	263	—		(29,942)
Gain on long-term investments, net	2,683	—	—		2,683
(Loss) income before income taxes	(38,350)	19,959	(91,365)		(109,756)
(Benefit from) provision for income taxes	(30,048)	4,938	(22,841)	(n)	(47,952)
Net (loss) income	(8,302)	15,021	(68,524)		(61,805)

Loss per share:
Basic and diluted	$(0.10)				$(0.73)
Weighted average common shares used to compute loss per share:
Basic and diluted	83,417				84,897

1.    BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2016, and the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2016 and the year ended March 31, 2016, are based on the historical financial statements of Take-Two Interactive Software Inc. (the “Company,” “Take-Two,” or “we”) and Social Point, S.L., a Spanish company, (“Social Point”) after giving effect to our acquisition of Social Point, which occurred on January 31, 2017, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

We account for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, we allocate the purchase price of the acquisition to the tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. During the measurement period, we record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. After the measurement period, which could be up to one year after the transaction date, we would record subsequent adjustments to the statement of operations.

The preliminary fair values assigned to Social Point’s tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the acquisition. We believe that the information provides a reasonable basis for estimating the fair value of assets acquired and liabilities assumed, however, the preliminary measurements of fair value are subject to change, including in the area of income taxes payable and deferred taxes which are subject to change pending the completion of certain tax returns. We expect to finalize the valuation of the assets acquired and liabilities assumed as soon as practicable, but not later than one-year from the acquisition date.

The unaudited pro forma condensed combined financial information is not intended to represent our results of operations or financial position that we would have reported had the Social Point acquisition been completed as of the dates presented, and is not intended to represent or project our future results of operations or financial position. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies. Any of the assumptions and estimates described in the notes below may change or prove to be different than the final result and could have a material impact on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical financial statements and accompanying notes included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2016, our historical financial statements and accompanying notes included in the Quarterly Report on Form 10-Q for the six months ended September 30, 2016, as well as the audited annual financial statements and accompanying notes of Social Point as of and for the year ended December 31, 2015 prepared following Spanish GAAP and the unaudited interim financial statements as of and for the six months ended June 30, 2016 prepared following Spanish GAAP included in this Form 8-K/A.

Accounting Periods Presented

Social Point’s historical fiscal year ended on December 31, 2015 and, for purposes of this unaudited pro forma condensed combined financial information has been re-captioned and/or combined with our March 31, 2016 financial statements as explained below. Certain pro forma adjustments were made to conform Social Point’s accounting policies to our accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the Social Point acquisition had occurred on September 30, 2016 and due to different fiscal period ends, combines the unaudited historical balance sheet of the Company at September 30, 2016 and the unaudited historical balance sheet of Social Point at June 30, 2016. Certain pro forma adjustments to record differences between historical book values versus preliminary estimated fair value do not reflect actual adjustments recorded by the Company on the acquisition date since the pro forma adjustments are presented against Social Point’s unaudited historical balances as of June 30, 2016 rather than as of the acquisition date.

The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2016 are presented as if the Social Point acquisition had taken place on April 1, 2015, and due to different fiscal period ends, combines the unaudited historical results of the Company for the six months ended September 30, 2016 and the unaudited historical results of Social Point for the six months ended June 30, 2016 prepared following Spanish GAAP.

The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2016 are presented as if the Social Point acquisition had taken place on April 1, 2015, and due to different fiscal period ends, combines the historical results of the Company for the year ended March 31, 2016 and the historical results of Social Point for the year ended December 31, 2015 prepared following Spanish GAAP.

Accounting Principles and Reporting Currency

The historical financial statements of Social Point as of December 31, 2015 were prepared in conformity with accounting principles generally accepted in Spain (“Spanish GAAP”), which differs in certain respects from accounting principles generally accepted in the United States (“US GAAP”). The reclassification adjustments described below and the pro forma adjustments (h) and (j) in Note 3 serve to adjust for the applicable differences between Spanish GAAP and US GAAP, while the remaining pro forma adjustments are to conform accounting policies to those followed by the Company or are the result of the purchase accounting adjustments recorded for the acquisition. Certain reclassifications, as described in the notes below, were made to Social Point’s historical financial statements in order to conform to our presentation. As the Company’s reporting currency is US Dollars (USD) the following translation rates have been used to translate Social Point’s historical financial statements from Euros (EUR) to USD for purposes of these unaudited pro forma condensed combined financial statements:

•                  June 30, 2016 1.0959 EUR/USD

•                  Six months ended June 30, 2016 average 1.1185 EUR/USD

•                  Year ended December 31, 2015 average 1.1111 EUR/USD

Reclassifications

The following reclassifications have been made to conform the presentation of Social Point’s historical financial statements with the Company’s presentation:

•              Social Point’s supplies expense, which represents commissions to Facebook, Apple, Google, and Amazon, of $18.4 million for the six months ended June 30, 2016 and $26.8 million for the year ended December 31, 2015 were reclassified as an offset to net revenue.

•              Social Point’s personnel expenses of $12.4 million for the six months ended June 30, 2016 were reclassified as cost of goods sold of $4.3 million, research & development of $2.6 million, and general & administrative of $5.5 million. Social Point’s personnel expenses of $15.5 million for the year ended December 31, 2015 were reclassified as cost of goods sold of $4.7 million, research & development of $6.1 million, and general & administrative of $4.7 million.

•              Social Point’s other operating expenses of $32.6 million for the six months ended June 30, 2016 were reclassified as cost of goods sold of $2.6 million, selling & marketing of $27.4 million, research & development of $0.7 million, and general & administrative of $1.9 million. Social Point’s other operating expenses of $32.2 million for the year ended December 31, 2015 were reclassified as cost of goods sold of $4.0 million, selling & marketing of $22.7 million, research & development of $2.1 million, and general & administrative of $3.4 million.

•              Social Point’s non-current investments of $7.5 million and deferred tax assets of $1.0 million were reclassified as other assets.

•              Social Point’s other receivables of $0.7 million were reclassified as prepaid expenses and other.

•              Social Point’s trade and other payables of $8.9 million and current provisions and payables of $0.1 million were reclassified as accounts payable of $7.4 million and accrued expenses and other current liabilities of $1.6 million.

•              Social Point’s capital and reserves of $39.9 million were reclassified as additional paid-in capital of $11.7 million and retained earnings of $28.2 million.

2.    PRELIMINARY ESTIMATED PURCHASE PRICE ALLOCATION (UNAUDITED, IN THOUSANDS)

On January 31, 2017, we acquired Social Point, S.L. (“Social Point”), a leading mobile game developer, for consideration of $175,000 in cash and the issuance of 1,480,168 shares of Take-Two Common Stock. Certain of the shares that were issued to continuing employees are subject to transferability restrictions and forfeiture provisions requiring their continued employment subject to certain exceptions over the three-year period following the closing. Additional contingent consideration of up to an aggregate of $25,900 may become due based on Social Point achieving certain performance measures over the 12 and 24 month periods following the closing. We acquired Social Point to leverage its strong portfolio of technology, assembled workforce, and existing free-to-play games in order to expand and enhance our game offerings, particularly on mobile platforms. The acquisition date fair value of the preliminary purchase consideration was $238.7 million, which included the following:

Fair value of purchase consideration, in thousands
Cash	$175,000
Common stock (1,071,739 shares)	57,327
Contingent earn-out	6,409
Total	$238,736

The value of the purchase consideration attributed to the common shares issued was calculated by using the Company’s closing share price on January 30, 2017, as the shares were transferred prior to the opening of the market on January 31, 2017.

The following table summarizes the preliminary acquisition date fair value of net tangible and intangible assets acquired, net of liabilities assumed from Social Point:

	Preliminary estimated fair value, in thousands	Preliminary estimated weighted average useful life
Tangible net assets (liabilities) assumed	$(16,380)	N/A
Intangible Assets
Developed game technology	53,950	4 years
In-process R&D	14,700	N/A
Analytics technology	29,700	5 years
User base	9,000	1 year
Branding and trade names	4,200	9 years
Goodwill	143,566	N/A
Total	$238,736

Goodwill, which is not deductible for U.S. income tax purposes, represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired, and is primarily attributable to the assembled workforce of the acquired business and expected synergies at the time of the acquisition. The preliminary fair values of net tangible and intangible assets are management’s estimates based on the information available at the acquisition date.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.  The final allocation may include changes in allocations to intangible assets such as branding and trade names, developed game and analytics technology and user base as well as goodwill and other changes to assets and liabilities.

3.    PRO FORMA ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following adjustments were made to the presentation of the Company’s unaudited pro forma condensed combined financial statements (unaudited, in thousands):

(a)	To record the $175,000 payment to Social Point representing the cash portion of purchase consideration.

(b)

The addition of $141,291 reflecting the preliminary estimate of goodwill resulting from the Company’s acquisition of Social Point. This preliminary estimate of goodwill, which represents the excess of the purchase consideration over the estimated fair value of net tangible and intangible assets acquired, does not reflect the amount of goodwill actually recorded on the acquisition date since the estimated fair value of the net tangible assets acquired was based on Social Point’s unaudited historical asset and liability balances as of September 30, 2016 and is for presentation purposes in these unaudited pro forma condensed combined financial statements.

(c)

To record the preliminary estimated fair value of the intangible assets of $111,550 acquired in the acquisition of Social Point and the associated deferred tax liability of $27,887 related to the book versus tax difference.

(d)	To record $6,409 and $13,003 of other current liabilities related to contingent consideration and purchase price working capital adjustment, respectively.

(e)	To record $1,591 and $9,771 of other current and other long-term liabilities, respectively, related to Social Point’s phantom share plan.

(f)	To record $918 of accrued personnel expense.

(g)	To record additional costs of $8,410 associated with the acquisition of Social Point not reflected in the historical financial statements of Take-Two and Social Point.

(h)	To record $846 of uncertain tax positions.

(i)

Adjustment reflects the net impact of eliminating Social Point’s historical common stock, additional paid-in capital, retained earnings, and accumulated other comprehensive loss balances of $39,911 in aggregate and recording the acquisition date value of common stock issued as part of the purchase consideration in the amount of $57,327.

(j)

To adjust revenue to reflect recognition over an estimated service period as compared to upfront recognition, resulting in the deferral of $30,381 of revenue for the six months ended September 30, 2016 and $51,974 for the year ended March 31, 2016.

(k)

To record $7,633, $2,970, and $233 of amortization expense for the six months ended September 30, 2016 associated with the Company’s acquisition of Social Point to cost of goods sold, research and development, and depreciation and amortization, respectively, as if the acquisition occurred on April 1, 2015, based on the preliminary estimated fair value of acquired intangible assets, which are being amortized ratably over their weighted average estimated economic lives. To record $15,817, $9,000, $5,940, and $467 of amortization expense for the year ended March 31, 2016 associated with the Company’s acquisition of Social Point to cost of goods sold, selling and marketing, research and development, and depreciation and amortization, respectively, as if the acquisition occurred on April 1, 2015, based on the preliminary estimated fair value of acquired intangible assets, which are being amortized ratably over their weighted average estimated economic lives.

(l)

To record $3,641 and $128 to reflect stock-based expense during the six months ended September 30, 2016 associated with the 0.4 million shares of Take-Two Common Stock granted in the acquisition which vest over three years subject to continued employment with the Company as if the acquisition had occurred on April 1, 2015 and bonus expense, respectively. To record $7,282 and $703 to reflect stock-based expense during the year ended March 31, 2016 associated with the 0.4 million shares of Take-Two Common Stock granted in the acquisition which vest over three years subject to continued employment with the Company as if the acquisition had occurred on April 1, 2015 and bonus expense, respectively.

(m)	To record $103 and $183, for the six months ended September 30, 2016 and year ended March 31, 2016, respectively, of additional depreciation expense based on our estimated economic life.

(n)	To record the impact on income taxes resulting from the pro forma adjustments based on the applicable income tax rate of 25%.